Exhibit 99.1

Entegris Reports Sales of $148 million for First Quarter of Fiscal 2008

EPS of $0.01 includes $4 million charge from cost-saving measures

CHASKA (Minneapolis), Minn., April 30, 2008 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the fiscal first quarter ended March 29, 2008. First-quarter sales were $148.2 million, versus $159.6 million for the same period a year ago and $161.3 million for the fourth quarter of fiscal 2007.

First-quarter net income was $1.1 million, or $0.01 per fully diluted share, which included severance charges of $3.8 million, or $0.02 per diluted share, related to cost-reduction measures. First-quarter results also included amortization expense of $5.1 million, or $0.04 per diluted share.

Gideon Argov, president and chief executive officer, said: “Capital spending trends in the semiconductor industry slowed as expected in the first quarter and contributed to lower revenues on a sequential basis, even with the favorable impact of the weaker U.S. dollar on sales. Although industry conditions were soft, we executed well on a number of key ongoing initiatives and held our gross margin even with the fourth-quarter level despite lower volume.”

Argov continued: “Unit-driven sales, which include filtration and shipper products, declined 4 percent sequentially and represented 64 percent of total sales in the first quarter. Sales of capital-driven products, including wafer carriers and liquid systems, were down 14 percent from the fourth quarter and represented 36 percent of total first-quarter sales.”

Argov added: “With our business expected to be flat in the second quarter as compared to the first quarter, we took steps to lower our operating costs by approximately $12 million on an annualized basis. Even with these reductions, we are continuing to invest in new products and markets to address the growing need for our advanced contamination control and microenvironment solutions.”

Outlook

For its fiscal second quarter ending June 30, 2008, the Company currently expects sales to be $144 million to $152 million. Net income per diluted share is expected to range from $0.04 to $0.06.

First-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the 2008 first quarter on Wednesday, April 30, 2008, at 10:00 a.m. Eastern Time. Participants should dial 1-888-244-2511 (for domestic callers) or 1-913-312-1409 (for callers outside the U.S.). A replay of the call can be accessed at 1-719-457-0820 using passcode 5245573. A webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Manufacturing Risks,” “International Risks,” and “Risks Related to Securities Markets and Ownership of Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2007, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 29, 2008	March 31, 2007
Net sales	$148,227	$159,571
Cost of sales	86,743	91,063

Gross profit	61,484	68,508
Selling, general and administrative expenses	43,322	41,445
Engineering, research and development expenses	10,501	10,534
Amortization of intangible assets	5,087	4,499

Operating income	2,574	12,030
Interest income, net	13	2,817
Other expense, net	(627)	(24)

Income before income taxes	1,960	14,823
Income tax expense	613	4,353
Equity in net earnings of affiliates	(138)	(24)

Income from continuing operations	1,485	10,494
Loss from discontinued operations, net of taxes	(346)	(111)

Net income	$1,139	$10,383

Basic income per common share:
Continuing operations:	$0.01	$0.08
Discontinued operations	$0.00	$0.00
Net income per common share	$0.01	$0.08

Diluted income per common share:
Continuing operations:	$0.01	$0.08
Discontinued operations	$0.00	$0.00
Net income per common share	$0.01	$0.08

Weighted average shares outstanding:
Basic	114,159	132,194
Diluted	114,956	135,233

Entegris, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 29, 2008	December 31, 2007
ASSETS
Cash, cash equivalents and short-term investments	$138,893	$160,655
Accounts receivable	116,407	112,053
Inventories	76,284	73,120
Deferred tax assets and deferred tax charges	23,568	23,238
Other current assets and assets held for sale	16,294	13,555

Total current assets	371,446	382,621
Property, plant and equipment, net	122,715	121,157
Intangible assets	485,153	478,495
Deferred tax asset – non-current	36,021	35,323
Other assets	26,779	17,645

Total assets	$1,042,114	$1,035,241

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt Short-term borrowings	$12,139 15,042	$9,310 17,802
Accounts payable	30,413	24,260
Accrued liabilities	52,854	61,884
Income tax payable	—	12,493

Total current liabilities	110,448	125,749
Long-term debt, less current maturities	20,824	20,373
Other liabilities	37,942	36,810
Shareholders’ equity	872,900	852,309

Total liabilities and shareholders’ equity	$1,042,114	$1,035,241

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended
	March 29, 2008	March 31, 2007
Operating activities:
Net income	$1,139	$10,383
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Loss from discontinued operations	346	111
Depreciation	6,216	6,166
Amortization	5,087	4,499
Share-based compensation expense	1,900	3,052
Other	1,746	364
Changes in operating assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable and notes receivable	2,619	12,883
Inventories	(88)	6,145
Accounts payable and accrued liabilities	(5,739)	(16,272)
Income taxes payable	(13,344)	(2,392)
Other	(272)	325

Net cash (used in) provided by operating activities	(390)	25,264

Investing activities:
Acquisition of property and equipment	(6,569)	(7,980)
Purchase of equity investment	(8,000)	(1,500)
Purchases of short-term investments, net of maturities	—	(52,494)
Other	90	101

Net cash used in investing activities	(14,479)	(61,873)

Financing activities:
Principal payments on short-term borrowings and long-term debt	(4,775)	(93)
Issuance of common stock	1,720	11,417
Repurchase and retirement of common stock	(12,095)	—
Other	(609)	1,108

Net cash (used in) provided by financing activities	(15,759)	12,432

Discontinued operations:
Net cash (used in) operating activities	(670)	(3)

Net cash (used in) discontinued operations	(670)	(3)

Effect of exchange rate changes on cash and cash equivalents	9,536	1,732

Decrease in cash and cash equivalents	(21,762)	(22,448)
Cash and cash equivalents at beginning of period	160,655	154,806

Cash and cash equivalents at end of period	$138,893	$132,358

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